CONSENT OF INDEPENDENT ACCOUNTANTS
                 __________________________________



We consent to the inclusion in Post-Effective Amendment No. 8 to the Registration Statement of Dreyfus Stock Index Fund on Form N-1A of our report dated February 13, 1996 on our audit of the financial statement and financial highlights of the Fund.

We also consent to the reference to our firm under the captions "Condensed Financial Information" in the prospectus and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Accountants" in the Statement of Additional Information.



                                      COOPERS AND LYBRAND L.L.P.


New York, New York
February 28, 1996